Exhibit 1.A(8)(b)(xxiii)

                  SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT

        THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

        WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

        WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

        WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract and class of Fund to be purchased by the Separate Accounts;

        NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

        1. The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto which adds the Strategic Benefit and Estate Designer Variable Universal Life policies to the list of Contracts funded by the Separate Accounts.

        2. Paragraph 5.1 of Article V. Fees and Expenses is hereby amended to delete the following sentence as of the date of this Amendment, "Currently, no such payments are contemplated."

        3. The Participation Agreement is hereby amended by substituting for the current Schedule C an amended Schedule C in the form attached hereto which adds certain other investment options to the Contracts funded by the Separate Accounts.

        4. The Participation Agreement is hereby amended by substituting for the current Schedule D an amended Schedule D in the form attached hereto which adds certain classes of certain Fidelity Funds to some Contracts funded by the Separate Accounts.

Executed this ____ day of _______________, 2000.

Security Life of Denver                    Variable Insurance Products Fund
     Insurance Company


BY:  /s/ James L. Livingston, Jr.          BY:
     ------------------------------             ----------------------------
      James L. Livingston, Jr.
      Executive Vice President

                                           Fidelity Distributors Corporation



                                           BY:
                                               -----------------------------

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                 Contracts Funded
Date of Established by Board of Directors    By Separate Account
-----------------------------------------    -------------------

Security Life Separate Account A1            o   The Exchequer Variable Annuity
(November 3, 1993)                               (Flexible Premium Deferred
                                                 Combination Fixed and Variable
                                                 Annuity Contract)

Security Life Separate Account L1            o   First Line (Flexible Premium
(November 3, 1993)                               Variable Life Insurance Policy)
                                             o   Strategic Advantage Variable
                                                 Universal Life (Flexible
                                                 Premium Variable Universal Life
                                                 Insurance Policy)
                                             o   FirstLine II Variable Universal
                                                 Life (Flexible Premium Variable
                                                 Universal Life Insurance
                                                 Policy)
                                             o   Strategic Advantage II Variable
                                                 Universal Life (Flexible
                                                 Premium Variable Life
                                                 Insurance)
                                             o   Variable Survivorship Universal
                                                 Life (Flexible Premium Variable
                                                 Life Insurance)
                                             o   Corporate Benefits Variable
                                                 Universal Life (Flexible
                                                 Premium Variable Life
                                                 Insurance)
                                             o   Strategic Benefit Variable
                                                 Universal Life (Flexible
                                                 Premium Variable Life
                                                 Insurance)
                                             o   Estate Designer Variable
                                                 Universal Life (Joint and
                                                 Survivor Flexible Premium
                                                 Variable Life Insurance)

                                   Schedule C
                                   ----------

Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not al funds/portfolios are available in all products):

                     AIM VI Capital Appreciation Portfolio
                     AIM VI Government Securities Portfolio

                     Alger American MidCap Growth Portfolio
                     Alger American Small Capitalization Portfolio Alger American Growth Portfolio
                     Alger American Leveraged Allcap Portfolio

                     GCG Trust
                           Equity Income Portfolio
                           Growth Portfolio
                           Hard Assets Portfolio
                           Limited Maturity Bond Portfolio
                           Liquid Asset Portfolio
                           Mid-Cap Growth Portfolio
                           Research Portfolio
                           Total Return Portfolio

                     INVESCO VIF High Yield Fund
                     INVESCO VIF Equity Income Fund
                     INVESCO VIF Total Return Fund
                     INVESCO VIF Utilities Fund
                     INVESCO VIF Small Company Growth Fund

                     Neuberger Berman Growth Portfolio
                     Neuberger Berman Limited Maturity Bond Portfolio Neuberger Berman Partners Portfolio

                     Van Eck Worldwide Insurance Trust
                           Worldwide Bond Fund
                           Worldwide Emerging Markets Fund
                           Worldwide Hard Assets Fund
                           Worldwide Real Estate Fund

                     Fidelity Investments Variable Insurance Products Fund II
                           Asset Manager Portfolio
                           Index 500

                                   Schedule D
                                   ----------

        Portfolios of the Fund available as funding vehicles under the
Contracts:

Initial Class Shares
        Growth Portfolio
        Money Market Portfolio
        Overseas Portfolio

Service Class Shares (Strategic Benefit Contracts only)
        Growth Portfolio
        Overseas Portfolio